Exhibit 10.3

                               TULIX SYSTEMS, INC.

                             SHAREHOLDERS' AGREEMENT

     This Shareholders' Agreement (the "Agreement") is made as of May 31, 2004 by and among Tulix Systems, Inc., a Georgia corporation (the "Company"), HomeCom Communications, Inc., a Delaware corporation ("HomeCom"), and the holders of the Company's Common Stock, $.01 par value (the "Common Stock"), listed on Schedule 1 attached hereto (the "Founding Shareholders").

                                    RECITALS

     A. HomeCom and the Company, and for purposes of Section 9(b) thereof, the Founding Shareholders, are parties to that certain Asset Purchase Agreement, dated as of March 27, 2003 (the "Asset Purchase Agreement"), pursuant to which HomeCom has sold to the Company, and the Company has purchased from HomeCom, substantially all of the assets used in the operation of HomeCom's hosting and website maintenance business in exchange for consideration that includes, among other things, fifteen percent (15%) of the outstanding shares of Common Stock.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "HomeCom Holder" shall mean HomeCom and those direct and indirect transferees, assignees and successors of HomeCom that own shares of Common Stock of record at the relevant time. The transferees, assignees and successors of HomeCom that shall be considered "HomeCom Holders" for purposes of this Agreement shall be limited to the first five (5) direct or indirect transferees, assignees and successors of HomeCom.

          (b) "Initial Public Offering" shall mean the closing of the sale of the Company's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, (other than a registration relating solely to a transaction under Rule 145 under such Act or any successor thereto or to an employee benefit plan of the Company).

          (c) "Securities" shall mean and include all shares of capital stock of the Company, any shares of capital stock of the Company or another entity that may be issued in exchange for or in respect of shares of capital stock of the Company (whether pursuant to stock split, stock dividend, combination, reclassification, reorganization, or any other means), and any right or instrument that contains any feature, conditional or otherwise, whereby any shares of such capital stock of the Company may be obtained.

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          (d) "Shareholders" shall mean the HomeCom Holders and the Founding
Shareholders.

          (e) "Shareholder's Pro Rata Percentage" shall mean, at any time, that percentage calculated by dividing the number of shares of Common Stock held by a Shareholder by the aggregate number of shares of Common Stock held by all Shareholders at such time.

          (f) "Shares" shall mean and include all Securities now owned or hereafter acquired by the Shareholders.

     2. Right of First Offer.

          (a) General. Subject to the terms and conditions specified in this
Section 2, the Company hereby grants to the Shareholders a right of first offer with respect to future sales by the Company of its Securities ("Later Securities"). A Shareholder who chooses to exercise the right of first offer may designate as purchasers under such right itself or its affiliates in such proportions as it deems appropriate.

          (b) Mechanics. Each time the Company proposes to offer any Later Securities, the Company shall first make an offering of such Later Securities to the Shareholders in accordance with the following provisions:

               (i) The Company shall give written notice ("Offer Notice") to each Shareholder stating (A) its bona fide intention to offer such Later Securities, (B) the number of such Later Securities to be offered, (C) the price and terms, if any, upon which it proposes to offer such Later Securities, and
(D) such Shareholder's respective Shareholder's Pro Rata Percentage.

               (ii) Within twenty (20) calendar days after receipt of the Offer Notice, each Shareholder may elect, by written notice to the Company (the "Reply Notice"), to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that number of such Later Securities determined by multiplying such Shareholder's Pro Rata Percentage by the total number of Later Securities specified in the Offer Notice. The Company shall sell to each Shareholder the number of Later Securities specified in each Shareholder's Reply Notice promptly following receipt of such Reply Notice.

               (iii) In the event that some Shareholders do not elect to fully subscribe for any Later Securities during the period specified in Section 2(b)(ii) above, the Company shall deliver, promptly upon the expiration of the period specified in Section 2(b)(ii) above, a notice (the "Second Offer Notice") to the Shareholders who have elected to purchase Later Securities in accordance with the provisions of Section 2(b)(ii) (the "Subscribing Shareholders"), which Second Offer Notice shall state (A) the number of unsubscribed Later Securities and (B) the number of such unsubscribed Later Securities that each Subscribing Shareholder is entitled to purchase, which number shall be calculated for each Subscribing Shareholder by multiplying the number of unsubscribed Later

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Securities by a fraction, the numerator of which is the number of Later
Securities for which such Subscribing Shareholder subscribed pursuant to Section 2(b)(ii) above and the denominator of which is the total number of Later Securities for which all Subscribing Shareholders subscribed pursuant to Section 2(b)(ii) above. Within ten (10) calendar days after receipt of the Second Offer Notice, each Subscribing Shareholder shall give written notice to the Company specifying the number of unsubscribed Later Securities that such Subscribing Shareholder elects to purchase, and the Company shall sell such number of Later Securities to such Subscribing Shareholder promptly after receipt of such notice.

          (c) The Company may, during the ninety (90) calendar day period following the expiration of both of the periods referenced in subsections 2(b)(ii) and 2(b)(iii) hereof, offer the remaining unsubscribed portion of the Later Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Later Securities within such period, or if such agreement is not consummated within ninety (90) calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Later Securities shall not be offered unless first reoffered to the Shareholders in accordance herewith.

          (d) The right of first offer granted pursuant to this Section 2 shall not apply to the issuance of any Exempt Securities, as that term is defined in
Section 4(b) below.

     3. Right of Co-Sale.

          (a) The Shareholders shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of their Shares except to the other Shareholders, to the Company or as expressly provided in this Agreement.

          (b) Notwithstanding the foregoing paragraph (a), each Shareholder may transfer all or any of its Shares on one or more occasions (i) by way of gift to any member(s) of his family or to any trust or custodianship for the benefit of any such family member(s) or the Shareholder, provided that any such transferee shall agree in writing with the Company and the Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Shareholder (unless such transferee is a transferee of HomeCom not entitled to rights as a HomeCom Holder pursuant to
Section 1(a)), (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Shareholder (unless such transferee is a transferee of HomeCom not entitled to rights as a HomeCom Holder pursuant to Section 1(a)), or (iii) by pledge of the Shares to any lender or creditor, provided that the restrictions set forth in Section 3 hereof shall apply in connection with any sale of such Shares upon foreclosure or acceptance of such Shares in lieu of foreclosure, or (iv) if the transferring Shareholder is a HomeCom Holder, by transfer of any or all of such HomeCom Holder's Shares on one or more occasions to a person that is, or upon completion of such transfer will be, a HomeCom Holder, provided that each HomeCom Holder shall be bound by all the provisions of this Agreement. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant (natural or adopted), brother or sister, or their spouses.

          (c) If at any time a Shareholder (a "Selling Shareholder") desires to sell all or any part of the Shares owned by him (the "Selling Shareholder Shares") to any person or entity other than one or more of the other Shareholders (the "Purchaser") and other than pursuant to Section 3(b) above (an

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

"Offer"), such Selling Shareholder shall give written notice of such proposed sale or transfer to all of the Shareholders (the "Co-Sale Notice"), which Co-Sale Notice shall identify the Purchaser and specify the number of Selling Shareholder Shares, the price and the payment terms of the proposed sale. Each of the other Shareholders shall have the right to sell to the Purchaser, as a condition to such sale by the Selling Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Shareholder, a number of Shares calculated by multiplying (i) the total number of Selling Shareholder Shares by (ii) such Shareholder's respective Shareholder's Pro Rata Percentage.

          (d) Each Shareholder wishing to so participate in any sale under this
Section 3 (a "Participating Shareholder") shall notify the Selling Shareholder in writing of such intention as soon as practicable after such Shareholder's receipt of the Co-Sale Notice delivered pursuant to Section 3(c), and in any event within twenty (20) calendar days after the date of receipt of such Co-Sale Notice from the Selling Shareholder, with such Participating Shareholder's notice to specify the number of Shares to be sold by the Participating Shareholder.

          (e) In the event that some Shareholders do not elect to fully participate in the Offer during the period specified in Section 3(d) above, the Selling Shareholder shall deliver a notice (the "Second Co-Sale Notice") to the Participating Shareholders, which Second Co-Sale Notice shall state (A) the aggregate number of Shares that the Shareholders were eligible to sell pursuant to Section 3(c) but did not elect to sell (the "Unsold Shares") and (B) the number of Unsold Shares that each Participating Holder is entitled to sell to Purchaser, which number shall be calculated by multiplying the number of Unsold Shares by a fraction, the numerator of which is the number of Shares that each Participating Shareholder elected to sell to Purchaser pursuant to Section 3(d) above and the denominator of which is the aggregate number of Shares that all Participating Shareholders elected to sell to Purchaser pursuant to Section 3(d) above. Within ten (10) calendar days after receipt of the Second Co-Sale Notice, each Participating Shareholder shall give written notice to the Company specifying the number of Unsold Shares that such Participating Shareholder elects to sell to Purchaser.

          (f) Following the expiration of both of the periods referred to in
Section 3(d) and Section 3(e), or at such earlier time as the Selling Shareholder, the Participating Shareholders and the Purchaser may agree upon, the Selling Shareholder and each Participating Shareholder shall sell to the Purchaser all or, at the option of the Purchaser, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the Offer provided by the Selling Shareholder under Section 3 above; provided, however, that any purchase of less than all of such Shares by the Purchaser shall be made from the Selling Shareholder and each Participating Shareholder pro rata based upon the relative amount of the Shares that the Selling Shareholder and each Participating Shareholder had decided to sell after complying with Section 3(c),
Section 3(d) and Section 3(e).

          (g) Any Shares sold by a Shareholder to a Purchaser pursuant to this
Section 3, other than Shares transferred pursuant to Section 3(b), shall no longer be subject to the restrictions imposed by this Agreement and shall no longer be entitled to the benefits conferred by this Agreement.

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

     4. Anti-Dilution Protection.

          (a) In the event that the Company shall, at any time or from time to time after the date hereof, sell or issue any Securities (any sale or issuance of Securities other than pursuant to clauses (i) or (ii) below being referred to herein as a "Subsequent Issuance") other than issuances (i) of Exempt Securities as defined in subsection (b) immediately below, or (ii) to Shareholders pursuant to rights of first offer granted pursuant to Section 2 hereof, unless, in such instance, the only Securities being issued pursuant to Section 2 are being issued to Founding Shareholders, in which case the issuance of such Securities shall be considered a Subsequent Issuance, then, upon each Subsequent Issuance, the Company shall issue to the HomeCom Holders additional shares of Common Stock such that the aggregate ownership interest of the HomeCom Holders shall remain at fifteen percent (15.0%) of the outstanding shares of Common Stock, on a fully-diluted basis. In such instances, the Company will issue to each HomeCom Holder a number of shares of Common Stock calculated by multiplying the total number of shares to be issued by the Company to all the HomeCom Holders by a fraction, the numerator of which is the number of Shares held by such HomeCom Holder and the denominator of which is the number of Shares held by all HomeCom Holders at such time. For purposes of this Agreement, the term "fully-diluted" shall mean the number of shares of Common Stock outstanding plus the number of shares of Common Stock then issuable upon conversion or exercise of all outstanding Securities.

          (b) Exempt Securities. The following issuances of Securities ("Exempt Securities") shall not be a considered Subsequent Issuances for purposes of
Section 4(a) above or issuances of Later Securities for purposes of Section 2 above: (i) the issuance or sale of Securities (and options, warrants or other rights therefor) to employees, consultants, advisors and directors, pursuant to plans or agreements approved by the board of directors for the primary purpose of soliciting or retaining their services or compensating them for their services; (ii) the issuance of Securities (and options, warrants or other rights therefor) to customers, business partners, financial institutions or lessors in connection with bona fide commercial credit arrangements, equipment financings, or similar transactions for primarily other than equity financing purposes, provided, however, that the aggregate amount of Exempted Securities issuable pursuant to the exemptions provided by subsections (i) and (ii) above shall not exceed the number of shares equal to eight percent (8%) of the number of shares of Common Stock that are outstanding on the date hereof; (iii) the issuance or sale of Securities pursuant to the consummation of an Initial Public Offering;
(iv) the issuance of Securities in connection with a bona fide business acquisition by the Company of another business entity or technologies or pursuant to a strategic partnership or other business transaction, combination or relationship; (v) the issuance of securities in connection with a negotiated "equity financing" in which the Company agrees to sell Securities to an equity investor or a group of equity investors for cash consideration, provided, however, that this exclusion shall not apply if a majority of Securities to be purchased by the group of equity investors would be purchased by Founding Shareholders; or, (vi) the issuance of Securities in connection with any stock split, stock dividend, recapitalization, or similar transaction by the Company.

     5. Financial Information and Inspection Rights. For so long as HomeCom Holders continue to own at least twenty-five percent (25%) of the shares of Common Stock issued to the HomeCom Holders on the date hereof, the Company shall permit the HomeCom Holders, at the HomeCom Holders' expense, to visit and

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

inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the HomeCom Holders; provided, however, that the Company shall not be obligated pursuant to this
Section 5 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information and provided, further, that the HomeCom Holders shall not be entitled to exercise the inspection rights granted pursuant to this Section 5 more than two times per year. In addition, the Company shall provide to the HomeCom Holders, upon the written request of any HomeCom Holder, with copies of the Company's unaudited financial statements, including a balance sheet, an income statement, and a statement of cash flows (the "Financial Statements"); provided, however, that the Company shall be obligated to provide the Financial Statements to the HomeCom Holders not more than two times per year.

     6. Term. This Agreement shall terminate (a) upon the mutual agreement of the HomeCom Holders and the Founding Shareholders or (b) the fifth anniversary of the date of this Agreement, whichever occurs first.

     7. Specific Enforcement. The parties expressly agree that the HomeCom Holders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Company or any Shareholder, the HomeCom Holders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     8. Legend. Each certificate evidencing the Shares of the Shareholders shall bear a legend substantially as follows:

     "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Shareholders' Agreement dated as of May 31, 2004, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     9. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile, air courier, telegram or by registered or certified mail, postage prepaid, as follows:

                  If to the Company:

                  Tulix Systems, Inc.
                  3495 Piedmont Road
                  Suite 110
                  Atlanta, GA 30305
                  (404) 237-4646
                  (404) 233-1977 (facsimile)
                  Attn:  Timothy R. Robinson

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

                  If to HomeCom:

                  HomeCom Communications, Inc.
                  3495 Piedmont Road, Suite 110
                  Atlanta, GA 30305
                  Attn:  President
                  (404) 237-4646 (404) 233-1977 (facsimile)

     With a copy, which shall not constitute notice, to:

                  Sutherland Asbill & Brennan LLP
                  First Union Plaza, Suite 2300
                  999 Peachtree Street, N.E.
                  Atlanta, GA  30309-3996
                  Attn:  Wade H. Stribling, Esq.

                  (404) 853-8000 (404) 853-8806 (facsimile)

or to such other address as the addressee may have specified on the signature pages hereto or in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, transmitted by facsimile, telegraphed, sent via air courier, or mailed, as the case may be.

     10. Entire Agreement and Amendments. This Agreement and the Asset Purchase Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that HomeCom Holders owning more than 50% of the shares then owned by all HomeCom Holders may effect any such waiver, modification, amendment or termination on behalf of all of the HomeCom Holders.

     11. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Except as otherwise provided herein, the obligations of the Shareholders hereunder shall be binding upon their heirs, personal representatives, executors, administrators, successors and assigns. This Agreement shall inure to the benefit of and be binding upon the HomeCom Holders, and any transferee thereof who is identified to the Company as a partner, shareholder or affiliate of a HomeCom Holder. Each of the parties consents to the exclusive jurisdiction of the federal or state courts in the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereto waives its right to trial by jury in any such proceeding.

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     12. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     13. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     14. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.







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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TULIX SYSTEMS, INC., a Georgia corporation


By: /s/ Gia Bokuchava
---------------------
Gia Bokuchava, President and
Chief Executive Officer


HOMECOM COMMUNICATIONS, INC., a Delaware corporation


By: /s/ Michael Sheppard
------------------------
Name: Michael Sheppard
Title: Vice President, Licensed Technologies Division


FOUNDING SHAREHOLDERS:


/s/ Gia Bokuchava
-----------------
Gia Bokuchava

Address:   630 W. Northway Lane
           Atlanta, Georgia  30342


/s/ Nino Doijashvili
--------------------
Nino Doijashvili

Address:   630 W. Northway Lane
           Atlanta, Georgia  30342


/s/ Timothy R. Robinson
-----------------------
Timothy R. Robinson

Address:   2796 Ridgemore Road
           Atlanta, Georgia  30318


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                                   Schedule I

                              Founding Shareholders


Name of Shareholder                        Number of Shares Owned by Shareholder
-------------------                        -------------------------------------
Gia Bokuchava                                              2,833.33
Nino Doijashvili                                           2,833.33
Timothy R. Robinson                                        2,833.34